UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 10, 2022

GOOD GAMING, INC.

(Exact name of registrant as specified in charter)

Nevada	000-53949	26-3988293
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

415 McFarlan Road, Suite 108

Kennett Square, PA 19348

(Address of Principal Executive Offices) (Zip Code)

844-419-7445

(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, If Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
None	None	None

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mart if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Agreement.

Second Amendment to Employee Services Agreement

On January 14, 2022, Good Gaming, Inc. (the “Company”) and ViaOne Services, LLC, a Texas Limited Liability Company (the “ViaOne”) entered into a second amendment (the “Second Amendment”) to the Amended Employee Services Agreement, as amended on December 31, 2021 (the “Agreement”). Pursuant to the Second Amendment, the Client Business Employees (as defined in the Agreement), including employees and consultants of ViaOne, shall also be deemed consultants of the Company and shall be eligible to participate in the Company’s Employee Incentive Plan.

The foregoing description of the Second Amendment is not complete and is subject to, and qualified in its entirety by the full text of the Agreement, which is attached to this Current Report on Form 8-K as Exhibit 10.1, the terms of which are incorporated herein by reference.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On January 10, 2022, David Sterling, 57, was appointed as Chief Operating Officer of the Company. Mr. Sterling will report to David Dorwart, the Company’s Chief Executive Officer.

Prior to joining the Company, Mr. Sterling was a Managing Director for Chicago4Real Entertainment LLC (“Chicago4Real”) from January 2020 until December 2021, where he created and managed a fully integrated content development studio producing live-streaming and on-demand original programming. Prior to his time at Chicago4Real, from January 2015 until December 2020, Mr. Sterling was Managing Director at LOOT Interactive LLC. Mr. Sterling has over 25 years of experience which includes developing and expanding innovative content products for live and on-demand streaming, cross-platform gaming (mobile, console, PC, streaming), VR, AR, podcasting, non-profit outreach, and diverse lifestyle genres. On the marketing side, Mr. Sterling also has leadership experience in the direct-to-consumer content development industry.

Mr. Sterling will be paid pursuant to the Agreement whereby employees of ViaOne perform services for the benefit of the Company. Mr. Sterling will receive a base salary of $180,000 and will be eligible for a bonus of up to fifty (50%) percent of his base salary at the discretion of the Board of Directors of the Company (the “Board”). Further, pursuant to the Employee Services Agreement, Mr. Sterling shall be eligible to receive employee stock grants or options at the discretion of the Board.

The foregoing description of the Agreement is not complete and is subject to, and qualified in its entirety by the full text of the Agreement, which is attached to this Current Report on Form 8-K as Exhibit 10.1, the terms of which are incorporated herein by reference.

Item 7.01 Regulation FD Disclosure.

On January 11, 2022, the Company issued a press release announcing the appointment of Mr. Sterling as described in Item 5.02 of this Form 8-K. A copy of the Company’s press release is furnished with this Form 8-K and attached hereto as Exhibit 99.1.

The information set forth under Item 1.01, Item 5.02 and Item 8.01 of this Current Report on Form 8-K is hereby incorporated in Item 7.01 by reference.

The information in Item 1.01, Item 5.02, Item 7.01 and Item 8.01 of this Current Report on Form 8-K, including the attached Exhibits 10.1,99.1 and 99.2 are being furnished pursuant to Item 1.01, Item 5.02, Item 7.01 and Item 8.01 and shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, and shall not be deemed to be incorporated by reference into any of the Company’s filings under the Securities Act of 1933, as amended, or the Exchange Act, whether made before or after the date hereof and regardless of any general incorporation language in such filings, except to the extent expressly set forth by specific reference in such a filing.

Item 8.01 Other Events.

On January 13, 2022, the Company issued a press release announcing its engagement with RedChip Companies to lead the Company’s investor relations efforts.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description

10.1	Second Amendment to the Amended Employee Services Agreement dated January 14, 2022.
99.1	Press Release dated January 11, 2022
99.2	Press Release dated January 13, 2022
104	Cover Page Interactive Data File (embedded within the Inline XBRL document and included as Exhibit 101)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: January 14, 2022

Good Gaming, Inc.

By:	/s/ David B. Dorwart
Name:	David B. Dorwart
Title:	Chief Executive Officer